PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)                REGISTRATION No. 333-37742


                             COR THERAPEUTICS, INC.

    $300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due
                                 March 1, 2007

       and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

    This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

    See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

    The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:


                                                                                                                   COMMON
                                                                                                                 STOCK OWNED
                                                                           SHARES OF                                AFTER
                                                  PRINCIPAL AMOUNT       COMMON STOCK                            COMPLETION
                                                      OF NOTES            BENEFICIALLY       COMMON STOCK           OF
NAME                                                  OFFERED(1)            OWNED(2)            OFFERED           OFFERING
----------------------------                      ----------------       -------------       ------------       -------------
AAM/Zazove Institutional Income Fund, L.P.                 625,000              18,502             18,502             0
AIG/National Union Fire Insurance                        1,330,000              39,376             39,376             0
AIG SoundShore Holdings Ltd.                             3,500,000             103,620            103,620             0
AIG SoundShore Opportunity Holdings Fund Ltd             3,500,000             103,620            103,620             0
AIG SoundShore Strategic Holdings Fund Ltd               1,000,000              29,606             29,606             0
Allstate Insurance Company                               1,120,000              49,558(3)          33,158        16,400
Aloha Airlines Pilots Retirement Trust                      75,000               2,220              2,220             0
Aloha Airlines Non-Pilots Pension Trust                    130,000               3,848              3,848             0
Argent Classic Convertible Arbitrage Fund L.P.           6,250,000             185,034            185,034             0
Argent Classic Convertible Arbitrage Fund (Bermuda)
 L.P.                                                    9,500,000             281,253            281,253             0
Argent Convertible Arbitrage Fund Ltd                    2,000,000              59,210             59,210             0
Associated Electric & Gas Insurance Service Limited        500,000              14,803             14,803             0
Boulder II Limited                                       7,750,000             229,442            229,442             0
BP. Amoco Plc. Master Trust                              4,069,000             120,464            120,464             0
Castle Convertible Fund, Inc.                              500,000              14,803             14,803             0
C&H Sugar Company, Inc.                                    205,000               6,068              6,068             0
CIBC World Markets (4)                                   3,250,000              96,218             96,218             0
The Common  Fund for Non-Profit Organizations               45,000(5)            1,747              1,332           415(5)
Credit Suisse First Boston Corporation                   7,500,000             222,042            222,042             0
DaimlerChrysler Corporation Emp. #1 Pension Plan dtd
 4/1/89                                                  1,946,000              57,612             57,612             0
Deutsche Bank Securities Inc.                           67,400,000            1,995418          1,995,418             0
Employee Benefit Convertible Securities Fund               160,000               4,737              4,737             0
Estate of James Campbell                                 1,161,000              34,372             34,372             0

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


                                                                                                                   COMMON
                                                                                                                 STOCK OWNED
                                                                           SHARES OF                                AFTER
                                                  PRINCIPAL AMOUNT       COMMON STOCK                            COMPLETION
                                                      OF NOTES            BENEFICIALLY       COMMON STOCK           OF
NAME                                                  OFFERED(1)            OWNED(2)            OFFERED           OFFERING
----------------------------                      ----------------       -------------       ------------       -------------
Franklin & Marshall College                                134,000               3,966              3,966             0
GE Pension Trust                                           964,000              28,538             28,538             0
Georges et/ou Maya Andraos                                 100,000               2,960              2,960             0
GLG Market Neutral Fund                                  5,000,000             148,028            148,028             0
Goldman Sachs & Co.(6)                                   2,741,000              81,149             81,149             0
Grace Brothers, LTD                                      1,500,000              44,408             44,408             0
Hawaiian Airlines Employees Pension Plan - IAM             110,000               3,256              3,256             0
Hawaiian Airlines Pension Plan for Salaried Employees       30,000                 888                888             0
Hawaiian Airlines Pilots Retirement Trust                  180,000               5,328              5,328             0
Highbridge International LLC                            27,900,000             825,996            825,996             0
HT Insight Convertible Securities Fund                     300,000               8,880              8,880             0
Island Holdings                                             75,000               2,220              2,220             0
ITG. Inc.                                                  220,000               6,512              6,512             0
Jefferies & Company                                        500,000              14,803             14,803             0
JMG Capital Partners, LP                                10,000,000             296,056            296,056             0
JMG Triton Offshore Fund, Ltd.                          14,000,000             414,478            414,478             0
J.P. Morgan Securities Inc.                                237,000               7,017              7,017             0
KBC Financial Products                                   4,500,000             133,225            133,225             0
LDG Limited                                                125,000               3,700              3,700             0
Legion Strategies Ltd.                                      45,000(7)            1,776              1,332           444(7)
Levco Alternative Fund, Ltd.                               999,000(8)           38,635             29,576         9,059(8)
Lexington Vantage Fund                                      50,000               1,480              1,480             0
Lipper Convertibles, L.P.                                5,400,000             159,870            159,870             0
Lipper Offshore Convertibles, L.P.                         500,000              14,803             14,803             0
Lyxor Master Fund                                        2,300,000              68,092             68,092             0
Mainstay Convertible Fund                                1,250,000              37,007             37,007             0
McMahan Securities Company L.P.                            134,000               3,967              3,967             0
Museum of Fine Arts, Boston                                 20,000                 592                592             0
Nalco Chemical Company                                     525,000              15,542             15,542             0
Nations Convertible Securities Fund                      2,840,000              84,080             84,080             0
New York Life Insurance Company                         13,550,000             401,154            401,154             0
Onex Industrial Partners Limited                         3,750,000             111,020            111,020             0
Parker-Hannifin Corporation                                 35,000               1,036              1,036             0
Pebble Capital, Inc.                                     3,500,000             103,618            103,618             0
Penn Treaty Network America Insurance Company              156,000               4,618              4,618             0
Pioneer High Yield Fund                                    300,000               8,880              8,880             0
ProMutual                                                   74,000               2,190              2,190             0
Purchase Associates, L.P.                                  411,000(9)           16,105             12,168         3,937(9)
Putnam Asset Allocation Funds-Balanced Portfolio           139,000               4,114              4,114             0
Putnam Asset Allocation Funds-Conservative Portfolio        89,000               2,634              2,634             0
Putnam Balanced Retirement Fund                             39,000               1,154              1,154             0
Putnam Convertible Income-Growth Trust                   2,024,000              59,920             59,920             0
Putnam Convertible Opportunities and Income Trust           59,000               1,746              1,746             0
Queen's Health Plan                                         45,000               1,332              1,332             0
R2 Investments, LDC                                     31,050,000             919,254            919,254             0
Robertson Stephens(10)                                  10,000,000             296,056            296,056             0
Salomon Brothers Asset Management , Inc.                 7,000,000             207,238            207,238             0
San Diego County Employees Retirement Association        2,595,000              76,827             76,827             0
Silvercreek Limited Partnership                          4,000,000             118,422            118,422             0
Southern Farm Bureau Life Insurance - FRIC                 650,000              19,242             19,242             0
Spear, Leeds & Kellogg                                   1,000,000              29,606             29,606             0
Starvest Combined Portfolio                              1,690,000              50,033             50,033             0
State of Oregon/SAIF Corporation                         6,425,000             190,216            190,216             0
Tribeca Investment L.L.C                                 5,000,000             148,028            148,028             0
TQA Master Fund, Ltd.                                    1,850,000              49,220             49,220             0
TQA Master Plus Fund, Ltd.                                 400,000              11,821             11,842             0
University of Rochester                                     19,000                 562                562             0
Value Line Convertible Fund, Inc.                          500,000              14,803             14,803             0
Van Kampen Harbor Fund                                   4,250,000             125,824            125,824             0
Zurich HFR Master Hedge Fund Index Ltd                     150,000               4,440              4,440             0
Zurich HFR Master Hedge Fund Index Ltd Global              100,000               2,961              2,961             0
Zurich HFR Mstr Hdg Fund                                    75,000               2,220              2,220             0


(1) Unless otherwise noted, the principal amount offered equals the principal amount beneficially owned.
(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.
(3) Includes 8,200 shares held by Allstate Insurance Company, 1,000 shares held by Allstate Life Insurance Company, 1,800 shares held by Agents Pension Plan and 5,400 shares held by Allstate Retirement Plan.
(4) CIBC World Markets was an initial purchaser of the notes from us. CIBC World Markets purchased the notes listed on this table for its own account and not for purposes of distribution.
(5) Selling Security Holder beneficially owns an additional $14,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.
(6)  Goldman, Sachs & Co. was an initial purchaser of the notes from us.
     Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.
(7) Selling Security Holder beneficially owns an additional $15,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.
(8) Selling Security Holder beneficially owns an additional $306,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.
(9) Selling Security Holder beneficially owns an additional $133,000 principal amount of the notes and the shares of common stock issuable upon conversion thereof, which are not being offered hereby.
(10) Robertson Stephens was an initial purchaser of the notes from us.
     Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

          The date of this Prospectus Supplement is November 22, 2000.

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